BYLAWS




                                       OF




                            NEXBANK SECURITIES, INC.


                            (a Delaware corporation)

                                TABLE OF CONTENTS

                                    *******

ARTICLE I                  OFFICES................................................................................4

       Section 1.1.        Registered Office and Agent............................................................4
       Section 1.2.        Other Offices..........................................................................4

ARTICLE II                 STOCKHOLDERS...........................................................................4

       Section 2.1.        Place and Manner of Meetings...........................................................4
       Section 2.2.        Annual Meeting.........................................................................4
       Section 2.3.        Voting List............................................................................4
       Section 2.4.        Special Meetings.......................................................................5
       Section 2.5.        Notice.................................................................................5
       Section 2.6.        Quorum.................................................................................5
       Section 2.7.        Majority Vote; Withdrawal of Quorum....................................................5
       Section 2.8.        Method of Voting.......................................................................6
       Section 2.9.        Fixing Record Dates for Matters Other than Consents to Action; Closing Transfer Books..6
       Section 2.10.       Fixing Record Dates for Consents to Action.............................................6
       Section 2.11.       Action Without Meeting.................................................................7

ARTICLE III                DIRECTORS..............................................................................7

       Section 3.1.        Management.............................................................................7
       Section 3.2.        Number; Qualification; Election; Term..................................................7
       Section 3.3.        Change in Number.......................................................................7
       Section 3.4.        Removal................................................................................8
       Section 3.5.        Vacancies..............................................................................8
       Section 3.6.        Election of Directors..................................................................8
       Section 3.7.        Place and Manner of Meetings...........................................................8
       Section 3.8.        First Meetings.........................................................................8
       Section 3.9.        Regular Meetings.......................................................................8
       Section 3.10.       Special Meetings.......................................................................8
       Section 3.11.       Action Without Meeting.................................................................9
       Section 3.12.       Quorum; Majority Vote..................................................................9
       Section 3.13.       Compensation...........................................................................9
       Section 3.14.       Procedure..............................................................................9
       Section 3.15.       Interested Director and Officers.......................................................9

ARTICLE IV                 COMMITTEES OF THE BOARD OF DIRECTORS..................................................10

       Section 4.1.        Designation...........................................................................10
       Section 4.2.        Authority.............................................................................10
       Section 4.3.        Procedure.............................................................................10


       Section 4.4.        Removal...............................................................................10
       Section 4.5.        Responsibility........................................................................10

ARTICLE V                  OFFICERS..............................................................................11

       Section 5.1.        Number................................................................................11
       Section 5.2.        Election..............................................................................11
       Section 5.3.        Other Officers........................................................................11
       Section 5.4.        Term..................................................................................11
       Section 5.5.        Removal...............................................................................11
       Section 5.6.        Vacancies.............................................................................11
       Section 5.7.        Compensation..........................................................................11
       Section 5.8.        President.............................................................................11
       Section 5.9.        Vice-President........................................................................12
       Section 5.10.       Secretary.............................................................................12
       Section 5.11.       Assistant Secretary...................................................................12
       Section 5.12.       Treasurer.............................................................................12
       Section 5.13.       Assistant Treasurer...................................................................13
       Section 5.14.       Filling of Offices....................................................................13

ARTICLE VI                 INDEMNIFICATION.......................................................................13

       Section 6.1.        Policy of Indemnification and Advancement of Expenses.................................13
       Section 6.2.        Definitions...........................................................................13
       Section 6.3.        Non-Exclusive; Continuation...........................................................13
       Section 6.4.        Indemnification of Employees or Agents................................................14
       Section 6.5.        Insurance or Other Arrangement........................................................14

ARTICLE VII                CERTIFICATES AND STOCKHOLDERS.........................................................14

       Section 7.1.        Certificates..........................................................................14
       Section 7.2.        Replacement of Lost or Destroyed Certificates.........................................14
       Section 7.3.        Transfer of Shares....................................................................15
       Section 7.4.        Registered Stockholders...............................................................15
       Section 7.5.        Preemptive Rights.....................................................................15

ARTICLE VII                NOTICE................................................................................15

       Section 8.1.        Method................................................................................15
       Section 8.2.        Waiver................................................................................15

ARTICLE IX                 GENERAL PROVISIONS....................................................................16

       Section 9.1.        Distributions, Share Dividends and Reserves...........................................16
       Section 9.2.        Books and Records.....................................................................16
       Section 9.3.        Checks and Notes......................................................................16
       Section 9.4.        Fiscal Year...........................................................................16
       Section 9.5.        Seal .................................................................................16
       Section 9.6.        Resignation...........................................................................17


                                       ii

       Section 9.7.        Amendment of Bylaws...................................................................17
       Section 9.8.        Table of Contents; Headings...........................................................17
       Section 9.9.        Construction..........................................................................17

                                     BYLAWS

                                       OF

                            NEXBANK SECURITIES, INC.


                                    ARTICLE I

                                     OFFICES

        Section 1.1. Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Delaware, as they may be changed from time to time.

        Section 1.2. Other Offices. The corporation may also have offices at such other places both within and outside the State of Delaware, as the board of directors may from time to time determine, or as the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

        Section 2.1. Place and Manner of Meetings. All meetings of the stockholders shall be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Stockholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A director, when present, shall preside at all meetings of the stockholders, and, if no director is present, the president, when present, shall preside at such meetings.

        Section 2.2. Annual Meeting. An annual meeting of the stockholders, commencing with the year following the adoption of these Bylaws, shall be held on the third Tuesday during the month of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

        Section 2.3. Voting List. At least ten (10) days before each meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to the meeting, shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

        Section 2.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law, as amended, or any successor statute thereto (the "DGCL"), or by the Certificate of Incorporation, or by these Bylaws, may be called by the president, the board of directors, or the holders of not less than ten percent (10%) of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

        Section 2.5. Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which, the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in Section 8.2 of these Bylaws. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any notice required to be given to any stockholder hereunder or under the Certificate of Incorporation need not be given to the stockholder if (A) notice of two (2) consecutive annual meetings of the corporation and all notices of meetings held during the period between those annual meetings, if any, or (B) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.

        Section 2.6. Quorum. The holders of a majority of the voting shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2.7. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which, by express provision of the DGCL or of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 2.8. Method of Voting. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, each stockholder having the right to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized officer, director, employee or agent by any reasonable means, including facsimile signature, and being dated not more than three (3) years prior to said meeting, unless said proxy shall provide for a longer period. Photographic, photostatic, facsimile, or other reliable reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of the immediately preceding sentence. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section
3.6 of these Bylaws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

        Section 2.9. Fixing Record Dates for Matters Other than Consents to Action; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to said meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

        Section 2.10. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section
2.9 hereof, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, if provided for by the Certificate of Incorporation, the board of directors may fix a record date for purposes of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the DGCL, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action of the board of directors is required by the DGCL, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

        Section 2.11. Action Without Meeting. Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent pursuant to this Section shall be signed, dated and delivered in the manner required by, and shall become effective at the time and remain effective for the period specified by the DGCL. A photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action was delivered to the corporation as provided herein.


                                   ARTICLE III

                                    DIRECTORS

        Section 3.1. Management. The powers of the corporation shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed by, the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders, by the DGCL or by the Certificate of Incorporation or by these Bylaws.

        Section 3.2. Number; Qualification; Election; Term. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than nine (9). The number of directors which shall constitute the initial board of directors shall be the number fixed by the Certificate of Incorporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors.

        Section 3.3. Change in Number. The number of directors provided for in
Section 3.2 may be increased or decreased from time to time, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled (A) by election at an annual meeting or at a special meeting of stockholders called for that purpose, or (B) by the board of directors for a term of office continuing only until the next election of one or more directors by the stockholders.

        Section 3.4. Removal. Any director or the entire board of directors may be removed either for or without cause at any special or annual meeting of stockholders, by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

        Section 3.5. Vacancies. Any vacancy occurring in the board of directors (by an increase in the authorized number of directors, death, resignation, retirement, removal or otherwise) may be filled (A) by election at an annual or special meeting of stockholders called for that purpose, or (B) by an affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        Section 3.6. Election of Directors. Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Cumulative voting shall not be permitted.

        Section 3.7. Place and Manner of Meetings. Meetings of the board of directors, regular or special, may be held either within or outside the State of Delaware. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The directors shall, by majority vote at each meeting, designate a director to preside at the meeting. If no director receives a majority vote, the director designated to preside at the last meeting of the board of directors shall then preside.

        Section 3.8. First Meetings. The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

        Section 3.9. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

        Section 3.10. Special Meetings. Special meetings of the board of directors may be called by the president or any director on three (3) days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of at least half of the directors. Except as otherwise expressly provided by the DGCL, or by the Certificate of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        Section 3.11. Action Without Meeting. Any action required by the IDGCL to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board of directors, and the writing or writings are filed with the minutes of the proceedings of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

        Section 3.12. Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by the DGCL or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the DGCL, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        Section 3.13. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

        Section 3.14. Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

        Section 3.15. Interested Director and Officers.

         (a) Validity. Any contract or other transaction between the corporation and any of its directors or officers (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director or officer at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

         (b) Disclosure; Approval. The foregoing shall, however, apply only if:

                    1. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                    2. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and


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

         the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                    3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

         (c) Determination of Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         (d) Non-Exclusive. To the full extent permitted by applicable Delaware law, this provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.


                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

        Section 4.1. Designation. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate from its members one (1) or more committees, each of which shall be comprised of one (1) or more of its members, and may designate one (1) or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.

        Section 4.2. Authority. Any such committee, to the extent provided in such resolution or these Bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, subject to the limitations set forth in the DGCL, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

        Section 4.3. Procedure. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

        Section 4.4. Removal. Any member of any such committee may be removed by the board of directors by the affirmative vote of a majority of the whole board of directors, whenever in its judgment the best interests of the corporation will be served thereby.

        Section 4.5. Responsibility. The designation of one (1) or more committees and the delegation of authority to any such committee shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                    ARTICLE V

                                    OFFICERS

        Section 5.1. Number. The officers of the corporation shall consist of a president and a secretary, each of whom shall be elected by the board of directors. Such offices may be held by the same person.

        Section 5.2. Election. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect officers for the ensuing year or until their successors are elected, none of whom need be a member of the board of directors, a stockholder, or a resident of the State of Delaware.

        Section 5.3. Other Officers. The board of directors may elect or appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two (2) or more offices may be held by the same person.

        Section 5.4. Term. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

        Section 5.5. Removal. Any officer or agent or member of a committee elected or appointed by the board of directors may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

        Section 5.6. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

        Section 5.7. Compensation. The compensation of all officers and agents shall be fixed by the board of directors.

        Section 5.8. President. The president shall be the chief executive officer of the corporation, and subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president may execute, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president, and such other duties as may be prescribed by the board of directors from time to time.

        Section 5.9. Vice-President. The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

        Section 5.10. Secretary. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee, if requested. He shall give, or cause to be given, notice of the meetings of the board of directors and stockholders where such notices are required by these Bylaws to be given. He shall keep in safe custody the seal of the corporation, and when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

         The secretary shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

        Section 5.11. Assistant Secretary. The assistant secretaries in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

        Section 5.12. Treasurer. (A) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         (B) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         (C) If required by the board of directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the corporation.

         (D) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.


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

        Section 5.13. Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

        Section 5.14. Filling of Offices. The board of directors of the corporation shall not be required to fill the offices of vice-president, assistant secretary, and assistant treasurer, or to name any committee until, in the opinion of the board of directors, there is a need for such offices, committees, or any of them, to be filled.


                                   ARTICLE VI

                                 INDEMNIFICATION

        Section 6.1. Policy of Indemnification and Advancement of Expenses. To the full extent permitted by Delaware law, the corporation shall indemnify any director or officer of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the corporation and shall advance to such person such reasonable expenses as are incurred by such person in connection therewith.

        Section 6.2. Definitions. For purposes of this Article VI:

                   (i) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

                  (ii) "Officer" means any person who is or was an officer of the corporation and any person who, while an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                  (iii) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

        Section 6.3. Non-Exclusive; Continuation. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which the person claiming


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

indemnification may be entitled under any agreement, any vote of stockholders or disinterested directors of the corporation or otherwise both as to any action in his or her official capacity and as to any action in another capacity while holding such office, and shall continue as to a person who shall have ceased to be a director, officer or employee of the corporation engaged in any other enterprise at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 6.4. Indemnification of Employees or Agents. The corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to such further extent, consistent with law and upon the satisfaction of any requirements imposed by such law, as may be provided by general or specific action of the board of directors, or contract or as permitted or required by common law.

         Section 6.5. Insurance or Other Arrangement. The corporation shall have the power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent or any other capacity in another corporation, or a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, arising out of such person's status as such, whether or not such person is indemnified against such liability by the provisions of this Article VI.


                                   ARTICLE VII

                          CERTIFICATES AND STOCKHOLDERS

         Section 7.1. Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Delaware. They shall be signed by the president or a vice president and the secretary or assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, the signature of such officer may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 7.2. Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 7.3. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender, to the corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 7.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

         Section 7.5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights, as provided under the DGCL.


                                   ARTICLE VII

                                     NOTICE

         Section 8.1. Method. Whenever notice is required to be given to any stockholder or director by the DGCL or the Certificate of Incorporation or these Bylaws, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or by any other method permitted by the DGCL. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. Notice to directors may also be given by telegram or telecopy, with such notice being deemed to have been given when the telegram is delivered to the telegraph company or when the telecopy is received by the recipient's telecopy machine.

         Section 8.2. Waiver. Whenever notice is required to be given to any stockholder or director by the DGCL or the Certificate of Incorporation or these Bylaws, a waiver of such notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


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

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1. Distributions, Share Dividends and Reserves.

         (A) Declaration and Payment. Subject to the DGCL and the Certificate of Incorporation, distributions and share dividends may be authorized by the board of directors at any regular or special meeting and made by the corporation. Distributions may be paid in cash or in property of the corporation, and share dividends may be paid in authorized but unissued shares or in treasury shares of the corporation. The authorization and payment of distributions and share dividends shall be at the discretion of the board of directors.

         (B) Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive any distribution or share dividend by the corporation, such record date to be not more than sixty (60) days prior to the payment of such distribution or share dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution authorizing the distribution or share dividend shall be the record date.

         (C) Reserves. By resolution the board of directors may create such reserve or reserves out of the surplus of the corporation or designate or allocate any part or all of the surplus of the corporation in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

         Section 9.2. Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, its board of directors, and each committee of its board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current stockholders and the number and class of the shares issued by the corporation held by each of them.

         Section 9.3. Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 9.4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 9.5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.


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

         Section 9.6. Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 9.7. Amendment of Bylaws. These Bylaws may be repealed, altered or amended at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed repeal, alteration or amendment is contained in the notice of such meeting, unless (A) the power to repeal, alter or amend the Bylaws is exclusively reserved to the stockholders in whole or part by the Certificate of Incorporation or by the DGCL, or (B) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw.

         Section 9.8. Table of Contents; Headings. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

         Section 9.9. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

                   (A) The remainder of these Bylaws shall be considered valid and operative; and

                   (B) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of the Corporation as of May 25, 2006.



                                                      /s/  Daniel J. Healy
                                                      --------------------------
                                                      Daniel J. Healy, Secretary


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